UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

FNB Corporation

(Name of Registrant as Specified In Its Charter)

FNB Corporation Shareholders Committee

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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Individual members and “other participants” of the FNB Corporation Shareholders Committee delivered the attached correspondence (which was drafted by the FNB Corporation Shareholders Committee) to FNB Corporation security holders on or after January 10, 2008.

FNB CORPORATION SHAREHOLDERS COMMITTEE

P.O. Box 6022

Christiansburg, Virginia 24068

(540) 382-3130

January 10, 2008

Dear Fellow FNB Shareholder:

You have received multiple mailings from the FNB Corporation Shareholders Committee (the “Committee”) and from management. The Committee’s objective is to defeat the sale of FNB Corporation to Virginia Financial Group, Inc. (“VFG”) and to restore the profitability of your investment. To achieve this objective, we need your vote against management’s proposal. You may vote against the sale by voting: (1) “AGAINST” both proposals on the white card; or (2) “AGAINST” both proposals on the GREEN card. For holders of ESOP Shares, you must vote the ESOP white card and return it to the Registrar and Transfer Company.

It is important to vote “AGAINST” an adjournment or a postponement of the special meeting to a later date to prevent further delay and further deterioration of First National Bank.

We consistently have believed and have stated that the sale of FNB Corporation as initially proposed is not a good deal for FNB shareholders which has been made worse as the market price of FNB and VFG stock has declined.

It is also important to remember that if the deal is approved by shareholders, First National Bank will no longer exist. Since most shareholders are also customers, you will suffer a double loss.

If the proposal is approved, you will receive 1.585 shares of stock of the new entity (to be named) in exchange for each share of your FNB stock. Based on the price of VFG stock on December 31, 2007 of $14.85, the value of the exchange would be $23.54. This is $1.00 per share below FNB stock’s book value!

We are appalled that management would even ask you to vote for such a bad deal!

If you have any questions please call Shirley Martin at 382-3130.

Sincerely,

FNB CORPORATION SHAREHOLDERS COMMITTEE

Additional Information About the Proposed Transaction and Where to Find It

This material is being made available in respect of the proposed transaction of FNB and VFG. In connection with the proposed transaction and its opposition thereto, the FNB Corporation Shareholders Committee filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in order to urge fellow FNB shareholders to vote “against” the proposed transaction. The definitive proxy statement was mailed to the FNB shareholders on January 9, 2008 seeking their vote against the proposed transaction. In addition, the Shareholders Committee and the Corporation may file other relevant documents with the SEC concerning the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF THE CORPORATION ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT FNB, VFG, THE SHAREHOLDERS COMMITTEE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement also may be obtained by directing a request by telephone at 540/382-3130 or by mail to the FNB Corporation Shareholders Committee at P. O. Box 6022, Christiansburg, Virginia 24068 or by accessing the FNB Corporation Shareholders Committee’s website at http://www.fnbcorporationshareholderscommittee.com under “Links.”

The members of the Shareholders Committee and the 19 “Other Participants” listed in the Shareholders Committee’s proxy statement are participants in the solicitation of proxies from the shareholders of FNB in connection with the proposed transaction. Information about the members and “Other Participants” and their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement (Schedule 14A) filed by the Shareholders Committee on January 9, 2008.

Statements made in this solicitation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our various underlying assumptions and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Although we believe these assumptions are reasonable, we cannot assure you that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Forward-looking statements reflect the Shareholders Committee’s current views with respect to future events and financial performance. The Shareholders Committee undertakes no obligation to update forward-looking statements after the day they are made or to conform the statements to actual results or changes in the Shareholders Committee’s expectations.

Forward-looking statements may include: statements about the proposed merger and benefits or lack thereof; statements regarding expansion of operations, locations of corporate or banking headquarters; projections or statements of strategies to obtain greater profitability; discussions of markets and business strategies; and such forward-looking statements may be preceded or followed by words such as “forecast,” “project,” “expect,” “believe,” “anticipate,” or other similar expressions.

The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements, including, but not limited to: global economic and political conditions; volatility in the financial markets; changes in interest rates, deposits, loan demand, and value in collateral held as security for loans; volatility of the securities markets; disruption to employees and customers based on fallout from the proposed merger, events which may be subject to circumstances beyond the control of the Shareholders Committee; and other risks described from time to time in our filings with the SEC. The Shareholders Committee undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.